Exhibit 99.1

Americold Realty Trust Announces the Strategic Acquisition of Cloverleaf Cold Storage, the Fifth

Largest U.S. Temperature-Controlled Owner and Operator

- Strengthens Position as the Leading Publicly Traded REIT Focused on Temperature-

Controlled Infrastructure -

- Immediately Accretive to Financial Metrics -

- Growth Enhancing Integration and Value-Add Opportunities –

ATLANTA, April 16, 2019 — Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses, announced today that the Company has entered into a definitive agreement to acquire privately-held Chiller Holdco, LLC (“Cloverleaf Cold Storage” or “Cloverleaf”) from Cloverleaf management and an investor group led by private equity funds managed by Blackstone (NYSE: BX) for a purchase price of $1.24 billion (subject to customary adjustments). The closing of the acquisition is subject to customary closing conditions and is expected to occur in the second quarter of 2019.

Founded in 1952 and based in Sioux City, Iowa, Cloverleaf is the fifth largest cold storage provider in the United States by refrigerated cubic feet and serves over 360 customers. The portfolio to be acquired consists of 22 facilities, of which 21 are owned and one is managed, totaling 132 million refrigerated cubic feet. Cloverleaf’s assets are located in nine states in the Central and Southeastern United States, which are complementary to Americold’s existing geographic reach and expands the Company’s focus in the growing protein business segment.

This acquisition enhances the Company’s position as the leading global owner and operator of temperature-controlled infrastructure while expanding relationships with existing high quality customers. Upon closing, Americold’s portfolio will consist of over one billion refrigerated cubic feet, which provides the Company with greater density and diversification to better service its customers.

“We welcome Cloverleaf to the Americold family. We have long admired Cloverleaf, the families that founded them and the associates that helped earn them a great reputation in our industry. We have a similar degree of respect for Zero Mountain, which was recently acquired by Cloverleaf. We will accelerate and enhance Cloverleaf’s recently implemented initiatives by leveraging Americold’s commercial platform, institutional quality management and the Americold Operating System (AOS),” said Fred Boehler, President and Chief Executive Officer of Americold Realty Trust.

BofA Merrill Lynch and Goldman Sachs & Co. LLC are acting as exclusive financial advisors to Americold. King & Spalding LLP is acting as legal advisor to Americold.

Wells Fargo Securities and Deutsche Bank Securities Inc. are acting as exclusive financial advisors to Cloverleaf and Blackstone. Kirkland & Ellis LLP is acting as legal advisor to Cloverleaf and Blackstone.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to the integration of Cloverleaf into the Company’s business and risks related to the three expansion opportunities related to the acquisition, including failure to meet budgeted costs, timeframes or stabilized returns in respect thereof.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2018, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 155 temperature-controlled warehouses, with approximately 918.7 million refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Contacts:

Americold Realty Trust

Investor Relations

Telephone: 678-459-1959

Email: investor.relations@americold.com

Sean Tetpon

Public Relations

Telephone: 404-426-0832

Email: mediarelations@americold.com